Exhibit 99.1

Matinas BioPharma Appoints Industry Veteran Natasha Giordano to Board of Directors

BEDMINSTER, N.J., September 14, 2020 – Matinas BioPharma Holdings, Inc. (NYSE AMER: MTNB), today announced the appointment of Natasha Giordano to its Board of Directors as an independent director and a member of the audit committee, effective Monday, September 14, 2020.

Ms. Giordano brings over 25 years of extensive experience in healthcare, including senior leadership positions and board director roles spanning across several pharmaceutical companies and sales and marketing service providers. She has served as President, Chief Executive Officer, and a director of PLx Pharma Inc. since January 2016. Previously, Ms. Giordano served as the President and Chief Executive Officer of both ClearPoint Learning, Inc., and Healthcare Corporation of America. From June 2009 to August 2012, Ms. Giordano served as Chief Operating Officer and then as Chief Executive Officer, President and a director of Xanodyne Pharmaceuticals, Inc. Ms. Giordano also served as a director for Aceto Corporation from December 2011 through September 2019. Prior to that, she served as President, Americas, for Cegedim Dendrite (formerly Dendrite International Inc.) from 2007 to 2008 and as Senior Vice President, Global Customer Business Unit of Cegedim Dendrite from 2004 to 2007. Earlier in her career, she worked for Parke-Davis/Warner Lambert then Pfizer, in several sales and marketing leadership positions.

“We are delighted to welcome Natasha to the Matinas Board,” commented Herbert Conrad, Chairman of the Matinas BioPharma Board of Directors. “Natasha’s background includes significant commercial and strategic expertise and will complement the experience of our other Board members. This will be invaluable as our lead products move through clinical development. We are honored she has chosen to join us.”

Ms. Giordano commented, “I am extremely pleased to join the team at Matinas at such an exciting time. With several important clinical and strategic milestones over the next few quarters, I look forward to working with Herb, Jerry and the entire Matinas team to help maximize our opportunities and position the Company for commercial success to drive significant shareholder value.”

The Company also announced today that Adam Stern will not stand for re-election to the Company’s Board of Directors at the Company’s Annual Meeting of Stockholders on November 2, 2020, instead transitioning to a consulting role where he will be available to the Chief Executive Officer and the Board of Directors on matters related to overall corporate and financial strategy.

“Adam has served on our Board of Directors since inception, providing tremendous leadership, insight and guidance throughout his long-standing tenure,” said Jerome D. Jabbour, Chief Executive Officer of Matinas. “Our Company, as well as I personally, have benefited greatly from his extensive expertise and deep relationships within the investment community. On behalf of our entire Board and senior management team, we are extremely grateful for Adam’s dedication and commitment over these past seven years, and I am thrilled that we will be able to continue to work closely with Adam in his new role.”

“I am extremely grateful to Jerry, as well as the entire Board of Directors, for the opportunity to serve the Company as a board member,” commented Adam Stern. “I believe that Matinas is extremely well-positioned for the future and look forward to continuing to help the Company. I would also like to welcome Natasha Giordano to the Matinas family. Her significant commercial expertise comes at exactly the right time and makes her an ideal board member at this pivotal time for the Company.”

About Matinas BioPharma

Matinas BioPharma is a clinical-stage biopharmaceutical company focused on developing next generation therapeutics to advance the standard of care for patients in areas of significant unmet medical need. Company leadership has a deep history and knowledge of drug development and is supported by a world-class team of scientific advisors.

MAT9001, the Company’s lead product candidate for the treatment of cardiovascular and metabolic conditions, is a prescription-only omega-3 fatty acid-based composition, comprised primarily of EPA and DPA, under development for hypertriglyceridemia. MAT9001 is currently in a second head-to-head comparative study against Vascepa® (ENHANCE-IT), with topline data expected in the first quarter of 2021.

In addition, Matinas is developing a portfolio of products based upon its proprietary lipid nano-crystal (LNC) drug delivery platform, which can solve complex challenges relating to the safe and effective delivery of potent medicines, making them more targeted, less toxic and orally bioavailable.

MAT2203, the Company’s lead product candidate utilizing its LNC platform, is an oral, encochleated formulation of the well-known, but highly toxic, antifungal medicine amphotericin B, to treat serious invasive fungal infections. MAT2203 is currently in a Phase 2 open-label, sequential cohort study (EnACT) in HIV-infected patients with cryptococcal meningitis, with potential cohort progression anticipated in the fourth quarter of 2020.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s anticipated capital and liquidity needs, strategic focus and the future development of its product candidates, including MAT9001 and MAT2203, the anticipated timing of regulatory submissions, the anticipated timing of clinical studies, the anticipated timing of regulatory interactions, the Company’s ability to identify and pursue development and partnership opportunities for its products or platform delivery technology on favorable terms, if at all, and the ability to obtain required regulatory approval and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor and Media Contacts

Peter Vozzo

Westwicke

443-213-0505

peter.vozzo@westwicke.com

Ian Cooney

Director – Investor Relations & Corporate Development

Matinas Biopharma, Inc.

(415) 722-4563

icooney@matinasbiopharma.com

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